NUMBER

VAM 0165

VELOCITY ASSET MANAGEMENT, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 92257E 10 6

THIS CERTIFIES that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE $.001 EACH OF

VELOCITY ASSET MANAGEMENT, INC.

CERTIFICATE OF STOCK

(hereinafter called the Corporation), transferable on the books of the Corporation by the Holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Secretary

VELOCITY ASSET MANAGEMENT, INC. CORPORATE SEAL 1986 DELAWARE

President

COUNTERSIGNED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(Jersey City, N.J.)
TRANSFER AGENT

BY

AUTHORIZED OFFICER

SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY 1980